Exhibit 23(a)

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2003 relating to the financial statements and financial statement schedule, which appears in The Empire District Electric Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

August 5, 2003
St. Louis, Missouri